                                                                    Exhibit 10.1
                                                                    ------------

                  CHIEF EXECUTIVE OFFICER EMPLOYMENT AGREEMENT

     This Chief Executive Officer Employment Agreement ("Agreement") is entered into as of January 1, 1997, by and between Callaway Golf Company, a California corporation (the "Company"), and Donald H. Dye ("Employee").

     1.  TERM.  The Company hereby employs Employee and Employee hereby accepts
         ----
employment pursuant to the terms and provisions of this Agreement for the term commencing January 1, 1997 and terminating December 31, 2001 unless this Agreement is earlier terminated as hereinafter provided. Unless such employment is earlier terminated, upon the expiration of the term of this Agreement, Employee's status shall be one of at will employment.

     2.  SERVICES.
         --------

     (a) Employee shall serve as President and Chief Executive Officer of the Company. Employee's duties shall be the usual and customary duties of the offices in which he serves. Employee shall report to the Board of Directors of the Company.

     (b) Employee shall be required to comply with all policies and procedures of the Company, as such shall be adopted, modified or otherwise established by the Company from time to time.

     3.  SERVICES TO BE EXCLUSIVE.  During the term hereof, Employee agrees to
         ------------------------
devote his full productive time and best efforts to the performance of Employee's duties hereunder pursuant to the supervision and direction of the Company's Board of Directors. Employee further agrees, as a condition to the performance by the Company of each and all of its obligations hereunder, that so long as Employee is employed by the Company, Employee will not directly or indirectly render services of any nature to, otherwise become employed by, or otherwise participate or engage in any other business without the Company's prior written consent. Employee further agrees to execute such secrecy, non-disclosure, patent, trademark, copyright and other proprietary rights agreements, if any, as the Company may from time to time reasonably require. Nothing herein contained shall be deemed to preclude Employee from having outside personal investments and involvement with appropriate community activities, and from devoting a reasonable amount of time to such matters, provided that this shall in no manner interfere with or derogate from Employee's work for the Company.

     4.  COMPENSATION.
         ------------

     (a) The Company agrees to pay Employee during the term of this Agreement a base salary at the rate of $750,000.00 per year;

     (b) The Company further agrees to pay Employee during the term of this Agreement an annual Bonus, consisting of a Qualified Bonus and a Non-Qualified Bonus. If Employee elects to defer all or any part of his annual Bonus (the "Deferred Bonus"), such Deferred Bonus shall be taken first from any Non-Qualified Bonus earned by Employee and then, to the extent necessary and only to such extent, from any Qualified Bonus earned by Employee. Notwithstanding whatever amounts Employee might defer, any annual Bonus amounts that are not deductible by the Company as a result of the application of Section 162(m) of the Internal Revenue Code shall be deferred pursuant to the Company's Executive Deferred Compensation Plan.

     (c) The Qualified and Non-Qualified Bonuses shall be calculated as follows:

         (i) The annual Qualified Bonus shall be determined pursuant to the applicable shareholder-approved nondiscretionary bonus plan for the year in which the bonus is earned (i.e., the Executive Non-Discretionary Bonus Plan for 1997 and the 1998 Executive Non-Discretionary Bonus Plan for subsequent contract years). Subject to any restrictions in the applicable Plan or otherwise imposed by law, the Company may elect to pay all, some or none of Employee's Bonus as Qualified Bonus, provided however that the total Qualified Bonus payable in any year shall not be greater than the maximum potential Non-Qualified Bonus (without taking into account any offset for payment of a Qualified Bonus), as defined in subsection 4(c)(ii) below.

         (ii) Subject to the last sentence of this subsection, the annual Non-Qualified Bonus shall be an amount equal to $75,000.00 for each full one percent of growth in the Company's pre-tax profit over the pre-tax profit in the prior year (e.g., if pre-tax profit grows 10% in 1999 as compared with 1998, then Employee's Non-Qualified Bonus for 1999 shall be $750,000.00; if pre-tax profit grows 25% in 2000 as compared with 1999, then Employee's Non-Qualified Bonus for 2000 shall be $1,875,000.00). Notwithstanding anything else to the contrary, the amount of any Non-Qualified Bonus earned in any year shall be reduced, dollar for dollar, by the amount of any Qualified Bonus earned in that same year.

     5.  EXPENSES AND BENEFITS.
         ---------------------

     (a) Reasonable and Necessary Expenses.  In addition to the compensation
         ---------------------------------
provided for in Section 4 hereof, the Company shall reimburse Employee for all reasonable, customary, and necessary expenses incurred in the performance of Employee's duties hereunder. Employee shall first account for such expenses by submitting a signed statement itemizing such expenses prepared in accordance with the policy set by the Company for reimbursement of such expenses. The amount, nature, and extent of such expenses shall always be subject to the control, supervision, and direction of the Company. While the Company shall not reimburse Employee for all incremental travel and entertainment expenses directly attributable to Employee's spouse, it is recognized that Employee's spouse will generally accompany Employee on business trips, and that such accompaniment by Employee's spouse is a benefit to the Company in that it assists Employee in the efficient and effective performance of his duties.

     (b) Vacation.  Employee shall receive four (4) weeks paid vacation for each
         --------
twelve (12) month period of employment with the Company. The vacation may be taken any time during the year subject to prior approval by the Company, such approval not to be unreasonably withheld. Any unused time will accrue from year to year. The maximum vacation time Employee may accrue shall be three times Employee's annual vacation benefit. The Company reserves the right to pay Employee for unused, accrued vacation benefits in lieu of providing time off.

     (c) Benefits.  During Employee's employment with the Company pursuant to
         --------
this Agreement, the Company shall provide for Employee to:

         (i) participate in the Company's health insurance and disability insurance plans as the same may be modified from time to time;

         (ii) receive, if Employee is insurable under usual underwriting standards and Employee's physical condition does not prevent Employee from reasonably qualifying for such insurance coverage, term life insurance coverage on Employee's life, payable to whomever the Employee directs, in the face amount of $2,000,000.00, such policies to be transferable to Employee upon the termination of employment without evidence of insurability;

         (iii) participate in the Company's 401(k) pension plan pursuant to the terms of the plan, as the same may be modified from time to time;

         (iv) participate in the Company's Executive Deferred Compensation Plan, as the same may be modified from time to time; and

         (v) participate in any other benefit plans the Company provides from time to time to executive officers.

     (d) Club Membership.  The Company shall continue to make available to
         ----------------
Employee the benefits of at least one corporate membership at a mutually agreed upon country club. While the Company has paid the costs of initiation, Employee shall be responsible for all other expenses and costs associated with such club use, including monthly member dues and charges. The club membership itself shall belong to and be the property of the Company, not Employee. Upon the termination of Employee's employment with the Company, Employee shall have the option for ninety (90) days to purchase such club membership from the Company, if it is otherwise transferable, at a price equal to the actual cost to the Company of the membership at the time it was acquired.

     (e) Estate Planning and Other Perquisites.  To the extent the Company
         --------------------------------------
provides estate planning and related services, or any other perquisites and personal benefits to other executive officers from time to time, such services and perquisites shall be made available to Employee on the same terms and conditions.

     (f) Stock Options.
         --------------

         (i) Pursuant to a separate stock option agreement, the Company shall provide to Employee options to purchase up to 1,000,000 shares of the Common Stock of the Company at $40.00 per share (these stock options granted pursuant to this subsection hereinafter referred to as "Incentive Options"). Such Incentive Options shall vest on July 15, 2003. Notwithstanding anything else to the contrary, Employee's stock options granted pursuant to this subsection 5(f)(i) shall be subject to accelerated vesting as provided in subsection 5(f)(ii).

         (ii) Employee's stock options granted pursuant to subsection 5(f)(i) shall be subject to accelerated vesting in accord with the following terms and conditions:

SHARES    VESTING DATE AND CONDITIONS
------    ---------------------------

100,000 On the date upon which the average closing price for the Common Stock of the Company on the New York Stock Exchange for the trailing sixty
          (60) days is equal to or greater than $40.00 per share, if such date occurs prior to July 15, 2002;

100,000 On the date upon which the average closing price for the Common Stock of the Company on the New York Stock Exchange for the trailing sixty
          (60) days is equal to or greater than $45.00 per share, if such date occurs prior to July 15, 2002;

100,000 On the date upon which the average closing price for the Common Stock of the Company on the New York Stock Exchange for the trailing sixty
          (60) days is equal to or greater than $50.00 per share, if such date occurs prior to July 15, 2002;

100,000 On the date upon which the average closing price for the Common Stock of the Company on the New York Stock Exchange for the trailing sixty
          (60) days is equal to or greater than $55.00 per share, if such date occurs prior to July 15, 2002;

100,000 On the date upon which the average closing price for the Common Stock of the Company on the New York Stock Exchange for the trailing sixty
          (60) days is equal to or greater than $60.00 per share, if such date occurs prior to July 15, 2002; and


500,000 On the date upon which the average closing price for the Common Stock of the Company on the New York Stock Exchange for the trailing sixty
          (60) days is equal to or greater than $65.00 per share, if such date occurs prior to July 15, 2002.

          (iii) All shares of stock that are issuable upon the exercise of such options granted to Employee pursuant to this subsection shall be registered as promptly as possible with the Securities and Exchange Commission, and shall be approved for listing on the New York Stock Exchange upon notice of issuance. Except as otherwise provided herein, in the separate stock option agreements, or in any other written agreement between the Company and Employee, vesting of these stock options shall be conditioned upon Employee's continued employment with the Company as of the vesting date. Such options shall expire four (4) years following vesting if not exercised prior thereto, and shall be transferable to the full extent permitted by the law and the Company's stock option plan from which they are issued. At the discretion of the Board of Directors or its designee, such options may be granted as incentive stock options ("ISOs").

          (g)   Tax Indemnification.  Employee and the Company recognize the
                --------------------
existence of the Tax Indemnification Agreement effective July 20, 1995 between Employee and the Company, as amended effective January 1, 1996. It is specifically agreed that the Company shall do nothing to reduce the benefits or protections available to Employee pursuant to that agreement during the term of this Agreement.

          6.    DISABILITY.  If on account of any physical or mental disability
                ----------
Employee shall fail or be unable to perform all or substantially all of Employee's duties under this Agreement for a continuous period of up to six (6) months during any twelve month period during the term of this Agreement, Employee shall be entitled to his full compensation and benefits as set forth in this Agreement. If Employee's disability continues after such six (6) month period, this Agreement is subject to termination pursuant to the provisions of
Section 8(e) hereof.

          7.    NONCOMPETITION.
                --------------

          (a)   Other Business.  To the fullest extent permitted by law,
                --------------
Employee agrees that, while employed by the Company, Employee will not, directly or indirectly (whether as agent, consultant, holder of a beneficial interest, creditor, or in any other capacity), engage in any business or venture which engages directly or indirectly in competition with the business of the Company, or have any interest in any person, firm, corporation, or venture which engages directly or indirectly in competition with the business of the Company. For purposes of this section, the ownership of interests in a broadly based mutual fund shall not constitute ownership of the stocks held by the fund.

          (b)   Other Employees.  Except as may be required in the performance
                ---------------
of his duties hereunder, Employee shall not cause or induce, or attempt to cause or induce, any person now or hereafter employed by the Company, or any subsidiary, to terminate such employment, nor shall Employee directly or indirectly employ any person who is now or hereafter employed by the Company for a period of one
(1) year from the date Employee ceases to be employed by the Company.

     (c) Suppliers.  While employed by the Company, and for one (1) year
         ---------
thereafter, Employee shall not cause or induce, or attempt to cause or induce, any person or firm supplying goods, services or credit to the Company to diminish or cease furnishing such goods, services or credit.

     (d) Conflict of Interest.  While employed by the Company, Employee shall
         --------------------
not engage in any conduct or enterprise that shall constitute an actual or apparent conflict of interest with respect to Employee's duties and obligations to the Company.

     8.  TERMINATION.
         -----------

     (a) Termination at the Company's Convenience.  Employee's employment under
         -----------------------------------------
this Agreement may be terminated by the Company at its convenience at any time upon the majority vote of the group consisting of Ely Callaway, if Ely Callaway is a member of the Company's Board of Directors at the time, and the non-employee members of the Company's Board of Directors, or the majority vote of the entire Board of Directors. In the event of a termination at the Company's convenience, Employee shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; (ii) the continued payment of base salary at the same rate and on the same schedule as in effect at the time of termination for a period of time equal to the remainder of the term of this Agreement; (iii) the immediate vesting of unvested stock options as provided in Exhibit B to this Agreement; (iv) the continuation of all benefits and perquisites provided by Sections 5(c)(i) and (ii) hereof for a period of time equal to the remainder of the term of this Agreement; and (v) no other severance. At Employee's option, Employee may elect in writing up to 60 days prior to termination to receive such payments and benefits as provided by subsection (iii) of this section in a lump sum payment representing all future payments due, discounted to their then present value at the prevailing major bank prime rate as of the date of termination.

     (b) Termination at Employee's Convenience.  Employee's employment under
         --------------------------------------
this Agreement may be terminated immediately by Employee at his convenience at any time. In the event of a termination at Employee's convenience, Employee shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; and (ii) no other severance.

     (c) Termination by the Company for Substantial Cause.  Employee's
         -------------------------------------------------
employment under this Agreement may be terminated immediately by the Company for substantial cause at any time. In the event of a termination by the Company for substantial cause, Employee shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; and (ii) no other severance. "Substantial cause" shall mean for purposes of this subsection breach of this Agreement, or misconduct, including but not limited to, dishonesty, theft, disloyalty and/or felony criminal conduct.

     (d) Termination by Employee for Substantial Cause.  Employee's employment
         ----------------------------------------------
under this Agreement may be terminated immediately by Employee for substantial cause at any time. In the event of a termination by Employee for substantial cause, Employee shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; (ii) the continued payment of base salary at the same rate and on the same schedule as in effect at the time of termination for a period of time equal to the remainder of the term of this Agreement; (iii) the immediate vesting of unvested stock options as provided in Exhibit B to this Agreement; (iv) the continuation of all benefits and perquisites provided by Sections 5(c)(i) and (ii) hereof for a period of time equal to the remainder of the term of this Agreement; and (v) no other severance. At Employee's option, Employee may elect in writing up to 60 days prior to termination to receive such payments and benefits as provided by subsection (iii) of this subsection in a lump sum payment representing all future payments due, discounted to their then present value at the prevailing major bank prime rate as of the date of termination. "Substantial cause" shall mean for purposes of this subsection a diminution in Employee's title or duties or any material breach of this Agreement by the Company.

     (e) Termination Due to Permanent Disability.  Subject to all applicable
         ----------------------------------------
laws, Employee's employment under this Agreement may be terminated immediately by the Company in the event Employee becomes permanently disabled. In the event of a termination by the Company due to Employee's permanent disability, Employee shall be entitled to (i) any compensation accrued and unpaid as of the date of termination; (ii) the continued payment of base salary at the same rate and on the same schedule as in effect at the time of termination for a period of time equal to the remainder of the term of this Agreement (net of any disability insurance proceeds); (iii) the immediate vesting of outstanding but unvested stock options (including Incentive Options) held by Employee as of such termination date in a prorated amount based upon the number of days in the contract period that elapsed prior to Employee's termination; (iv) the continuation of all benefits and perquisites provided by Section 5(c)(i) and
(ii) hereof for a period of time equal to the remainder of the term of this Agreement; and (v) no other severance. Termination under this subsection shall be effective immediately upon the date the Board of Directors of the Company formally resolves that Employee is permanently disabled. Subject to all applicable laws, "permanent disability" shall mean the inability of Employee, by reason of any ailment or illness, or physical or mental condition, to devote substantially all of his time during normal business hours to the daily performance of Employee's duties as required under this Agreement for a continuous period of six (6) months. At Employee's option, Employee may elect in writing up to 60 days prior to termination to receive such payments and benefits as provided by subsection (ii) of this section in a lump sum payment representing all future payments due, discounted to their then present value at the prevailing major bank prime rate as of the date of termination.

     (f) Termination Due to Death.  Employee's employment under this Agreement
         -------------------------
may be terminated immediately by the Company in the event of Employee's death. In the event of a termination by the Company due to Employee's death, Employee's estate shall be entitled to (i) any compensation accrued and unpaid as of the date of termination; (ii) the immediate vesting of outstanding but unvested stock options (including Incentive Options) held by Employee as of such termination date in a prorated amount based upon the number of days in the contract period that elapsed prior to Employee's termination; and (iii) no other severance. At Employee's option, Employee may elect in writing at least 60 days prior to termination to receive such payments and benefits as provided by subsection (ii) of this section in a lump sum payment representing all future payments due, discounted to their then present value at the prevailing major bank prime rate as of the date of termination.

     (g) Unless otherwise provided, any severance payments or other amounts due pursuant to this Section 8 shall be paid in cash within thirty (30) days of termination. Any severance payments shall be subject to usual and customary employee payroll practices and all applicable withholding requirements. Except for such severance pay and other amounts specifically provided pursuant to this
Section 8, Employee shall not be entitled to any further compensation, bonus, damages, restitution, relocation benefits, or other severance benefits upon termination of employment during the term of this Agreement. The amounts payable to Employee pursuant to this Section 8 shall not be treated as damages, but as severance compensation to which Employee is entitled by reason of termination of employment under the applicable circumstances. The Company shall not be entitled to set off against the amounts payable to Employee hereunder any amounts earned by Employee in other employment after termination of his employment with the Company pursuant to this Agreement, or any amounts which might have been earned by Employee in other employment had Employee sought such other employment. The provisions of this Section 8 shall not limit Employee's rights under or pursuant to any other agreement or understanding with the Company or with Employee's participation in, or terminating distributions and vested rights under, any pension, profit sharing, insurance or other employee benefit plan of the Company to which Employee is entitled pursuant to the terms of such plan.

     (h) Termination By Mutual Agreement of the Parties.  Employee's employment
         ----------------------------------------------
pursuant to this Agreement may be terminated at any time upon the mutual agreement in writing of the parties. Any such termination of employment shall have the consequences specified in such agreement.

     (i) Pre-Termination Rights.  The Company shall have the right, at its
         ----------------------
option, to require Employee to vacate his office or otherwise remain off the Company's premises prior to the effective date of termination as determined above, and to cease any and all activities on the Company's behalf.

     9.  RIGHTS UPON A CHANGE IN CONTROL.
         -------------------------------

     (a) If a Change in Control (as defined in Exhibit A hereto) occurs before the termination of Employee's employment hereunder, then this Agreement shall be extended (the "Extended Employment Agreement") in the same form and substance as in effect immediately prior to the Change in Control, except that the termination date shall be that date which would permit the Extended Employment Agreement to continue in effect for an additional period of time equal to the full term of this Agreement.

     (b) Employee may elect at any time within ninety (90) days following a Change in Control to terminate this Agreement at Employee's convenience. If Employee so elects, Employee shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; (ii) the continued payment of base salary at the same rate and on the same schedule as in effect at the time of termination for a period of time equal to the remainder of the term of this Agreement (without giving effect to the extension provisions of Section 9(a) above); (iii) the immediate vesting of all outstanding but unvested stock options (including Incentive Options) held by Employee as of such termination date; (iv) the continuation of all benefits and perquisites provided by Sections 5(c)(i) and (ii) hereof for a period of time equal to the remainder of the term of this Agreement; and (v) no other severance. Moreover, the provisions of
Section 8(g) shall be applicable to any severance paid pursuant hereto.

     (c) Notwithstanding anything in this Agreement to the contrary, if upon or at any time within one year following any Change in Control that occurs during the term of this Agreement there is a Termination Event (as defined below), Employee shall be entitled to receive, in lieu of any other severance provided for in Section 8 of this Agreement, (i) any compensation accrued and unpaid as of the date of termination; (ii) an amount equal to 2.99 times Employee's average total compensation (base salary and bonus) in the preceding three (3) years; (iii) the immediate vesting of all unvested stock options (including Incentive Options) held by Employee as of such termination date; (iv) the continuation of all benefits and perquisites provided by Sections 5(c)(i) and
(ii) hereof for a period of time equal to the remainder of the term of this Agreement; and (v) no other severance. Furthermore, except as specifically provided herein, the termination events and consequences described in Section 8 shall continue to apply during the term of the Extended Employment Agreement except that, in the event of a conflict between Section 8 and the rights of Employee described in this Section 9, the provisions of this Section 9 shall govern.

     (d) A "Termination Event" shall mean the occurrence of any one or more of the following (in the absence of any basis for termination pursuant to Sections 8(c), 8(e) or 8(f)):

         (i) the termination or material breach of this Agreement by the Company;

         (ii) a failure by the Company to obtain the assumption of this Agreement by any successor to the Company or any assignee of all or substantially all of the Company's assets;

         (iii) any change in the title, position, duties, responsibilities or status that Employee had with the Company, as a publicly traded entity, immediately prior to the Change in Control;

         (iv) any reduction, limitation or failure to pay or provide any of the compensation, reimbursable expenses, stock options, incentive programs, or other benefits or perquisites provided to Employee under the terms of this Agreement or any other agreement or understanding between the Company and Employee, or pursuant to the Company's policies and past practices as of the date immediately prior to the Change in Control; or

         (v) any requirement that Employee relocate or any assignment to Employee of duties that would make it unreasonably difficult for Employee to maintain the principal residence he had immediately prior to the Change in Control.

     10. SURRENDER OF BOOKS AND RECORDS.  Employee agrees that upon termination
         ------------------------------
of employment in any manner, Employee will immediately surrender to the Company all lists, books and records of or connected with the business of the Company, and all other properties belonging to the Company, it being distinctly understood that all such lists, books, records and other documents are the property of the Company. However, notwithstanding the foregoing, Employee may keep, subject to the provisions of Section 12 of this Agreement and any and all other confidentiality agreements between Employee and the Company, copies of those records maintained by Employee as attorney for the Company or otherwise relating to Employee's association with the Company ("Retained Copies"). The Company shall have the right to inspect and review all Retained Copies during normal business hours upon reasonable request.

     11. GENERAL RELATIONSHIP.  Employee shall be considered an employee of the
         --------------------
Company within the meaning of all federal, state and local laws and regulations, including, but not limited to, laws and regulations governing unemployment insurance, workers' compensation, industrial accident, labor and taxes.

     12. PROPRIETARY INFORMATION.
         -----------------------

     (a) Employee agrees that any trade secret or proprietary information of the Company to which Employee has become privy or may become privy to as a result of his employment with the Company shall not be divulged or disclosed to any other party (including, without limit, any person or entity with whom or in whom Employee has a business interest) without the express written consent of the Company, except as otherwise required by law. In addition, Employee agrees to use such information only during the term of this Agreement and only in a manner which is consistent with the purposes of this Agreement. In the event Employee believes that he is legally required to disclose any trade secret or proprietary information of the Company, Employee shall give reasonable notice to the Company prior to disclosing such information and shall take such legally permissible steps as are reasonably necessary to protect such Company trade secrets or proprietary information, including but not limited to, seeking orders from a court of competent jurisdiction preventing disclosure or limiting disclosure of such information beyond that which is legally required. The Company shall reimburse Employee for reasonable legal expenses incurred in seeking said orders.

     (b) Except as otherwise required by law, Employee shall hold in confidence all trade secret and proprietary information received from the Company until such information is available to the public generally or to the Company's competitors through no unauthorized act or fault of Employee. Upon termination of this Agreement, Employee shall promptly return any written proprietary information in his possession to the Company.

     (c) As used in this Agreement, "trade secret and proprietary information" means information, whether written or oral, not generally available to the public; it includes the concepts and ideas involved in the Company's products whether patentable or not; and includes, but is not limited to, the processes, formulae, and techniques disclosed by the Company to Employee or observed by Employee. It does not include:

         (i) Information, which at the time of disclosure, had been previously published;

         (ii) Information which is published after disclosure, unless such publication is a breach of this Agreement or is otherwise a violation of the contractual, legal or fiduciary duties owed to the Company, which violation is known to Employee; or

         (iii) Information which, subsequent to disclosure, is obtained by Employee from a third person who is lawfully in possession of such information (which information is not acquired in violation of any contractual, legal, or fiduciary obligation owed to the Company with respect to such information, and is known by Employee) and does not require Employee to refrain from disclosing such information to others.

     (d) The provisions of this Section 12 shall survive the termination or expiration of this Agreement, and shall be binding upon Employee in perpetuity.

     13. INVENTIONS AND INNOVATIONS.
         --------------------------

     (a) As used in this Agreement, inventions and innovations mean ideas and improvements, whether or not patentable, relating to the design, manufacture, use or marketing of golf equipment or other products of the Company. This includes, but is not limited to, products, processes, methods of manufacture, distribution and management, sources of and uses for materials, apparatus, plans, systems and computer programs.

     (b) Employee agrees to disclose to the General Counsel and the Board of Directors of the Company any invention or innovation which he develops, either alone or with anyone else, during the term of Employee's employment with the Company, as well as any invention or innovation based on proprietary information of the Company which Employee develops, whether alone or with anyone else, within twelve (12) months after the termination of Employee's employment with the Company.

     (c) Employee agrees to assign any invention or innovation to the Company:

         (i) which is developed totally or partially while Employee is employed by the Company;

         (ii) for which Employee used any of the Company's equipment, supplies, facilities or proprietary information, even if any or all of such items are relatively minor, and have little or no monetary value; or

         (iii) which results in any way from Employee's work for the Company or relates in any way to the Company's business or the Company's current or anticipated research and development.

     (d) Employee understands and agrees that the existence of any condition set forth in either (c)(i), (ii) or (iii) above is sufficient to require Employee to assign his inventions or innovations to the Company.

     (e) All provisions of this Agreement relating to the assignment by Employee of any invention or innovation are subject to the provisions of California Labor Code Sections 2870, 2871 and 2872.

     (f) Employee agrees that any invention or innovation which is required under the provisions of this Agreement to be assigned to the Company shall be the sole and exclusive property of the Company. Upon the Company's request, at no expense to Employee, Employee shall execute any and all proper applications for patents, assignments to the Company, and all other applicable documents, and will give testimony when and where requested to perfect the title and/or patents (both within and without the United States) in all inventions or innovations belonging to the Company.

     (g) Employee shall disclose all inventions and innovations to the Company, even if Employee does not believe that he is required under this Agreement, or pursuant to California Labor Code Section 2870, to assign his interest in such invention or innovation to the Company. If the Company and Employee disagree as to whether or not an invention or innovation is included within the terms of this Agreement, it will be the responsibility of Employee to prove that it is not included.

     14.  ASSIGNMENT.  This Agreement shall be binding upon and shall inure to
          ----------
the benefit of the parties hereto and the successors and assigns of the Company. Except as otherwise specifically provided in writing, Employee shall have no right to assign his rights, benefits, duties, obligations or other interests in this Agreement, it being understood that this Agreement is personal to Employee.

     15.  ATTORNEYS' FEES AND COSTS.  If any arbitration or other proceeding is
          -------------------------
brought for the enforcement of this Agreement, or because of an alleged dispute or default in connection with any of its provisions, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in such action or proceeding, in addition to any relief to which such party may be deemed entitled.

     16.  ENTIRE UNDERSTANDING.  This Agreement sets forth the entire
          --------------------
understanding of the parties hereto with respect to the subject matter hereof, and no other representations, warranties or agreements whatsoever as to that subject matter have been made by Employee or the Company not herein contained. This Agreement shall not be modified, amended or terminated except by another instrument in writing executed by the parties hereto. This Agreement replaces and supersedes any and all prior understandings or agreements between Employee and the Company regarding employment.

     17.  NOTICES.  Any notice, request, demand, or other communication required
          -------
or permitted hereunder, shall be deemed properly given when actually received or within five (5) days of mailing by certified or registered mail, postage prepaid, to:

     Employee:    Donald H. Dye
                  P.O. Box 675870
                  Rancho Santa Fe, California 92061-6375

     Company:     Callaway Golf Company
                  2285 Rutherford Road
                  Carlsbad, California  92008-8815
                  Attn:  Ely Callaway

or to such other address as Employee or the Company may from time to time furnish, in writing, to the other.

     18.  ARBITRATION.  Any dispute, controversy or claim arising hereunder or
          -----------
in any way related to this Agreement, its interpretation, enforceability, or applicability, or relating to Employee's employment, or the termination thereof, that cannot be resolved by mutual agreement of the parties shall be submitted to arbitration.

The arbitration shall be conducted by a retired judge from the Judicial Arbitration and Mediation Service/Endispute ("JAMS") office located in Orange County, California, who shall have the powers to hear motions, control discovery, conduct hearings and otherwise do all that is necessary to resolve the matter. The arbitration award shall be final and binding, and judgment on the award may be entered in any court having jurisdiction thereof. It is expressly understood that the parties have chosen arbitration to avoid the burdens, costs and publicity of a court proceeding, and the arbitrator is expected to handle all aspects of the matter, including discovery and any hearings, in such a way as to minimize the expense, time, burden and publicity of the process, while assuring a fair and just result. In particular, the parties expect that the arbitrator will limit discovery by controlling the amount of discovery that may be taken (e.g., the number of depositions or interrogatories) and by restricting the scope of discovery to only those matters clearly relevant to the dispute.

     19. MISCELLANEOUS.
         -------------

     (a) Headings.  The headings of the several sections and paragraphs of this
         --------
Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

     (b) Waiver.  Failure of either party at any time to require performance by
         ------
the other of any provision of this Agreement shall in no way affect that party's rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be held to be a waiver of any succeeding breach of any provision or a waiver of the provision itself.

     (c) Applicable Law.  This Agreement shall constitute a contract under the
         --------------
internal laws of the State of California and shall be governed and construed in accordance with the laws of said state as to both interpretation and performance.

     (d) Severability.  In the event any provision or provisions of this
         ------------
Agreement is or are held invalid, the remaining provisions of this Agreement shall not be affected thereby.

     20. SUPERSEDES OLD OFFICER EMPLOYMENT CONTRACT.  Employee and the Company
         -------------------------------------------
recognize that prior to the effective date of this Agreement they were parties to a certain Officer Employment Agreement effective January 1, 1995 (the "Old Officer Employment Agreement"). It is the intent of the parties that as of the effective date of this Agreement, this Agreement shall replace and supersede the Old Officer Employment Agreement entirely, that the Old Officer Employment Agreement shall no longer be of any force or effect except as to Sections 7, 12, 13, 15 and 18 thereof, and that to the extent there is any conflict between the Old Officer Employment Agreement and this Agreement, this Agreement shall control and both agreements shall be construed so as to give the maximum force and effect to the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective the date first written above.

EMPLOYEE:                               COMPANY:
                                        CALLAWAY GOLF COMPANY,
                                        a California corporation


    /s/ DONALD H. DYE                   By:   /s/ ELY CALLAWAY
-----------------------------           ----------------------------
Donald H. Dye                              Ely Callaway, Chairman

                                   EXHIBIT A


     A "Change in Control" means the following and shall be deemed to occur if any of the following events occurs:

     (a) Any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") but excluding the Company and its subsidiaries and any employee benefit or stock ownership plan of the Company or its subsidiaries and also excluding an underwriter or underwriting syndicate that has acquired the Company's securities solely in connection with a public offering thereof (such person, entity or group being referred to herein as a "Person") becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

     (b) Individuals who, as of the effective date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any individual who becomes a director after the effective date hereof whose election, or nomination for election by the Company's shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any Person having the power to exercise, through beneficial ownership, voting agreement and/or proxy, 20% or more of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual's election or nomination for election by the Company's shareholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

     (c) Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company's assets or a reorganization or merger or consolidation of the Company with any other person, entity or corporation, other than

         (i) a reorganization or merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation), or

         (ii) a reorganization or merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

     (d) Approval by the shareholders of the Company or an order by a court of competent jurisdiction of a plan of liquidation of the Company.

                                   EXHIBIT B


     Pursuant to Sections 8(a)(iii) and 8(d)(iii) of the Agreement, Employee shall be entitled to the immediate vesting of unvested options as follows:

     (a) Incentive Options.  If the termination occurs in the first, second or
         ------------------
third year of this Agreement (1997, 1998 or 1999), then 300,000 of Employee's unvested Incentive Options granted pursuant to Section 5(f)(i) shall immediately vest; if the termination occurs in the fourth year of this Agreement (2000), then 400,000 of Employee's unvested Incentive Options granted pursuant to
Section 5(f)(i) shall immediately vest; and if the termination occurs in the fifth year of this Agreement (2001), then 500,000 of Employee's unvested Incentive Options granted pursuant to Section 5(f)(i) shall immediately vest. If, due to prior vestings of Incentive Options, Employee's unvested Incentive Options are less than the number that would vest pursuant to this provision, then the lesser number shall vest.

     (b) Options Other Than Incentive Options.  Notwithstanding what Incentive
         -------------------------------------
Options may vest, all other outstanding but unvested options held by Employee as of the termination date shall immediately vest upon termination.